Tenable Announces Fourth Quarter and Full Year 2018 Financial Results

•	Fourth quarter revenue of $75.2 million, up 39% year-over-year.

•	Fourth quarter calculated current billings of $97.3 million, up 36% year-over-year.

•	Added 66 net new six-figure enterprise platform customers in fourth quarter, most in Tenable history.
COLUMBIA, Maryland, February 5, 2019 — Tenable Holdings, Inc. (“Tenable”) (Nasdaq: TENB), the Cyber Exposure company, today announced financial results for the quarter and year ended December 31, 2018.
“The fourth quarter was a great finish to 2018, with full year revenue growth of 42% year-over-year," said Amit Yoran, Chairman and CEO of Tenable. “Digital transformation continues to elevate the importance of and investment in Cyber Exposure. Understanding and reducing Cyber Exposure remains a strategic C-suite and Board level issue and enterprise organizations are increasingly recognizing Tenable as a strategic and foundational component of this effort.”
Fourth Quarter 2018 Financial Highlights

•	Revenue was $75.2 million, representing a 39% increase year-over-year.

•	Calculated current billings was $97.3 million, representing a 36% increase year-over-year.

•	GAAP loss from operations was $19.6 million, compared to a loss of $11.6 million in the fourth quarter of 2017.

•	Non-GAAP loss from operations was $10.8 million, compared to a loss of $9.2 million in the fourth quarter of 2017.

•	GAAP net loss was $19.6 million, compared to a loss of $11.7 million in the fourth quarter of 2017.

•	GAAP net loss per share was $0.21, compared to a loss of $0.52 in the fourth quarter of 2017.

•	Non-GAAP net loss was $10.9 million, compared to a loss of $9.3 million in the fourth quarter of 2017.

•	Pro forma non-GAAP net loss per share was $0.12, compared to a loss per share of $0.12 in the fourth quarter of 2017.

•	Cash and cash equivalents and short-term investments were $283.2 million as of December 31, 2018.

•	Net cash used in operating activities was $1.6 million, compared to $5.5 million used in the fourth quarter of 2017.

•	Free cash flow was $(3.1) million, compared to $(6.6) million in the fourth quarter of 2017.
Full Year 2018 Financial Highlights

•	Revenue was $267.4 million, representing a 42% increase year-over-year.

•	Calculated current billings was $326.1 million, representing a 38% increase year-over-year.

•	GAAP loss from operations was $72.6 million, compared to a loss of $40.8 million in 2017.

•	Non-GAAP loss from operations was $49.1 million, compared to a loss of $32.4 million in 2017.

•	GAAP net loss was $73.5 million, compared to a loss of $41.0 million in 2017.

•	GAAP net loss per share was $1.38, compared to a loss of $1.88 in 2017.

•	Non-GAAP net loss was $50.3 million, compared to a loss of $32.7 million in 2017.

•	Pro forma non-GAAP net loss per share was $0.59, compared to a loss per share of $0.42 in 2017.

•	Net cash used in operating activities was $2.6 million, compared to $6.3 million used in 2017.

•	Free cash flow was $(8.3) million, compared to $(9.0) million in 2017.
Fourth Quarter 2018 and Recent Business Highlights

•	Added 337 new logo enterprise platform customers and 66 net new six-figure customers, the largest addition of six-figure customers in Tenable history.

•
Released the Vulnerability Intelligence Report from Tenable Research, which identified that enterprises are triaging over 100 critical vulnerabilities every day, on average. This provides evidence that prioritization based solely on the industry standard common vulnerability scoring system (CVSS) leaves organizations unable to effectively and confidently focus on which vulnerabilities require immediate action.

•
Announced Predictive Prioritization, a novel innovation for both Tenable.scTM and Tenable.io®, which is designed to enable organizations to focus on the vulnerabilities that will most likely be leveraged by threat actors and therefore pose the greatest business risk.

•
Integrated with the Amazon Web Services (AWS) Security Hub to provide users with a comprehensive view of their high-priority security alerts and compliance status by aggregating, organizing, and prioritizing alerts from multiple AWS services. Also announced that Tenable.io is now available on the AWS marketplace.

•
Released the "Measuring and Managing the Cyber Risks to Business Operations Report," an independent study conducted by Ponemon Institute. It found that 60% of organizations globally had suffered two or more business-disrupting cyber events in the last 24 months, yet the inability to quantify the business cost of cyber risks leaves most boards of directors unable to prioritize their strategic response.

Financial Outlook
For the first quarter of 2019, we currently expect:

•	Revenue in the range of $77.5 million to $78.5 million.

•	Non-GAAP loss from operations in the range of $17.0 million to $16.0 million.

•	Non-GAAP net loss in the range of $18.0 million to $17.0 million.

•	Non-GAAP net loss per share in the range of $0.19 to $0.18, assuming 93.2 million weighted average shares outstanding.
For the year ending December 31, 2019, we currently expect:

•	Revenue in the range of $338.0 million to $343.0 million.

•	Calculated current billings in the range of $410.0 million to $415.0 million.

•	Non-GAAP loss from operations in the range of $60.0 million to $55.0 million.

•	Non-GAAP net loss in the range of $59.0 million to $54.0 million.

•	Non-GAAP net loss per share in the range of $0.62 to $0.57, assuming 95.1 million weighted average shares outstanding.
Conference Call Information
Tenable will host a conference call at 4:30 p.m Eastern Time to discuss its financial results. The conference call can be accessed at 877-407-9716 (U.S.) and 201-493-6779 (international). A live webcast of the event will be available on the Tenable Investor Relations website at https://investors.tenable.com. A replay of the webcast will be available until February 19, 2019.
About Tenable
Tenable® is the Cyber Exposure company. Over 27,000 organizations around the globe rely on Tenable to understand and reduce cyber risk. As the creator of Nessus®, Tenable extended its expertise in vulnerabilities to deliver the world’s first platform to see and secure any digital asset on any computing platform. Tenable customers include more than 50 percent of the Fortune 500, more than 25 percent of the Global 2000 and large government agencies. Learn more at tenable.com.
Contact Information
Investor Relations
Andrea DiMarco
investors@tenable.com
Media Relations
Cayla Baker
tenablepr@tenable.com

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 and other filings that we make from time to time with the SEC, which are available on the SEC's website at sec.gov. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Non-GAAP Financial Measures and Other Key Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by management for financial and operational decision-making. We present these non-GAAP metrics to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
Calculated Current Billings: We define calculated current billings, a non-GAAP financial measure, as total revenue recognized in a period plus the change in current deferred revenue in the corresponding period. We believe that calculated current billings is a key metric to measure our periodic performance. Given that most of our customers pay in advance (including multi-year contracts), but we generally recognize the related revenue ratably over time, we use calculated current billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers. We believe that calculated current billings, which excludes deferred revenue for periods beyond twelve months in a customer’s contractual term, more closely correlates with annual contract value and that the variability in total billings, depending on the timing of large multi-year contracts and the preference for annual billing versus multi-year upfront billing, may distort growth in one period over another.
Free Cash Flow: We define free cash flow, a non-GAAP financial measure, as net cash used in operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment, for investment in our business and to make acquisitions. We believe that free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash.

Non-GAAP Loss from Operations and Non-GAAP Operating Margin: We define these non-GAAP financial measures as their respective GAAP measures, excluding the effect of stock-based compensation and amortization of intangible assets.
Non-GAAP Net Loss, Non-GAAP Net Loss Per Share and Pro Forma Non-GAAP Net Loss Per Share: We define non-GAAP net loss as GAAP net loss attributable to common stockholders, excluding the effect of the accretion of Series A and B redeemable convertible preferred stock, stock-based compensation and amortization of intangible assets, including the applicable tax impact. We use non-GAAP net loss to calculate non-GAAP net loss per share and pro forma non-GAAP net loss per share. Pro forma non-GAAP net loss per share is calculated by giving effect to the conversion of our redeemable convertible preferred stock into common stock as though the conversion occurred at the beginning of each period presented.
Non-GAAP Gross Profit and Non-GAAP Gross Margin: We define non-GAAP gross profit as GAAP gross profit, excluding the effect of stock-based compensation and amortization of intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Sales and Marketing Expense, Non-GAAP Research and Development Expense and Non-GAAP General and Administrative Expense: We define these non-GAAP measures as their respective GAAP measures, excluding stock-based compensation.

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2018	2017	2018	2017
Revenue	$75,221	$54,117	$267,360	$187,727
Cost of revenue(1)	12,399	8,378	43,167	25,588
Gross profit	62,822	45,739	224,193	162,139
Operating expenses:
Sales and marketing(1)	47,380	32,784	173,344	116,299
Research and development(1)	21,169	15,633	76,698	57,673
General and administrative(1)	13,864	8,945	46,732	28,927
Total operating expenses	82,413	57,362	296,774	202,899
Loss from operations	(19,591)	(11,623)	(72,581)	(40,760)
Other income (expense), net	1,184	(26)	1,424	(91)
Loss before income taxes	(18,407)	(11,649)	(71,157)	(40,851)
Provision for income taxes	1,207	20	2,364	171
Net loss and comprehensive loss	(19,614)	(11,669)	(73,521)	(41,022)
Accretion of Series A and B redeemable convertible preferred stock	—	(193)	(434)	(763)
Net loss attributable to common stockholders	$(19,614)	$(11,862)	$(73,955)	$(41,785)

Net loss per share attributable to common stockholders, basic and diluted	$(0.21)	$(0.52)	$(1.38)	$(1.88)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	92,187	22,827	53,669	22,211
_______________
(1)    Includes stock-based compensation as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Cost of revenue	$824	$114	$1,707	$281
Sales and marketing	2,927	542	6,911	1,579
Research and development	2,210	426	5,804	1,782
General and administrative	2,708	1,175	8,453	4,118
Total stock-based compensation	$8,669	$2,257	$22,875	$7,760

TENABLE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,
(in thousands, except per share data)	2018	2017
Assets
Current assets:
Cash and cash equivalents	$165,116	$27,210
Short-term investments	118,119	—
Accounts receivable (net of allowance for doubtful accounts of $188 and $160 at December 31, 2018 and 2017, respectively)	68,261	50,881
Deferred commissions	23,272	17,170
Prepaid expenses and other current assets	22,020	15,994
Total current assets	396,788	111,255
Property and equipment, net	11,348	10,754
Construction in progress	—	2,252
Deferred commissions (net of current portion)	36,162	33,006
Operating lease right-of-use assets	8,504	—
Other assets	7,810	7,070
Total assets	$460,612	$164,337

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$171	$338
Accrued expenses	5,554	4,878
Accrued compensation	29,594	18,482
Deferred revenue	213,644	154,898
Operating lease liabilities	4,262	—
Other current liabilities	1,079	1,750
Total current liabilities	254,304	180,346
Deferred revenue (net of current portion)	76,259	70,920
Operating lease liabilities (net of current portion)	6,055	—
Financing obligation	—	1,802
Other liabilities	2,231	5,199
Total liabilities	338,849	258,267

Redeemable convertible Series A preferred stock (par value: $0.01; no shares and 15,848 shares authorized, issued and outstanding at December 31, 2018 and 2017, respectively, with liquidation preference of $50,000 at December 31, 2017)	—	49,935
Redeemable convertible Series B preferred stock (par value: $0.01; no shares and 42,000 shares authorized, 39,538 issued and outstanding at December 31, 2018 and 2017, respectively, with liquidation preference of $230,008 at December 31, 2017)	—	227,800
Stockholders’ equity (deficit):
Common stock (par value: $0.01; 500,000 and 93,855 shares authorized, 93,126 and 24,472 shares issued and outstanding at December 31, 2018 and 2017, respectively)	931	246
Additional paid-in capital	586,940	20,676
Accumulated deficit	(466,108)	(392,587)
Total stockholders’ equity (deficit)	121,763	(371,665)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$460,612	$164,337

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Year Ended December 31,
(in thousands)	2018	2017
Cash flows from operating activities:
Net loss	$(73,521)	$(41,022)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,192	4,692
Stock-based compensation	22,875	7,760
Other	533	(748)
Changes in operating assets and liabilities:
Accounts receivable	(17,408)	(14,769)
Prepaid expenses and other current assets	(6,105)	(8,345)
Deferred commissions	(9,258)	(20,058)
Other assets	(1,876)	(3,267)
Accounts payable and accrued expenses	294	1,922
Accrued compensation	11,112	4,298
Deferred revenue	64,085	63,404
Other current liabilities	408	421
Other liabilities	110	(554)
Net cash used in operating activities	(2,559)	(6,266)

Cash flows from investing activities:
Purchases of property and equipment	(5,733)	(2,755)
Purchases of short-term investments	(117,488)	—
Net cash used in investing activities	(123,221)	(2,755)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	268,531	—
Payments of costs related to initial public offering	(3,932)	—
Principal payments under financing lease obligations	(1,443)	(306)
Credit facility issuance costs	—	(238)
Proceeds from the exercise of stock options	1,668	3,020
Repurchases of common stock	(75)	(385)
Net cash provided by financing activities	264,749	2,091
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1,063)	(68)
Net increase (decrease) in cash and cash equivalents and restricted cash	137,906	(6,998)
Cash and cash equivalents and restricted cash at beginning of year	27,472	34,470
Cash and cash equivalents and restricted cash at end of year	$165,378	$27,472

TENABLE HOLDINGS, INC.
REVENUE COMPONENTS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Revenue	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2018	2017	2018	2017
Subscription revenue	$59,259	$39,395	$205,827	$132,873
Perpetual license and maintenance revenue	13,869	13,208	54,622	50,337
Professional services and other revenue	2,093	1,514	6,911	4,517
Revenue(1)	$75,221	$54,117	$267,360	$187,727
_______________
(1)    Recurring revenue, which includes revenue from subscription arrangements for software and cloud-based solutions and maintenance associated with perpetual licenses represented 90%, 87%, 89% and 86% of revenue for the three months ended December 31, 2018 and 2017 and the year ended December 31, 2018 and 2017, respectively.

Calculated Current Billings	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2018	2017	2018	2017
Revenue	$75,221	$54,117	$267,360	$187,727
Deferred revenue (current), end of period	213,644	154,898	213,644	154,898
Deferred revenue (current), beginning of period(1)	(191,578)	(137,521)	(154,898)	(107,006)
Calculated current billings	$97,287	$71,494	$326,106	$235,619
________________
(1)    In connection with adopting ASC 606, we recorded $19.0 million of current deferred revenue on January 1, 2017 related to perpetual license revenue recognized in prior periods.

Free Cash Flow	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2018	2017	2018	2017
Net cash used in operating activities	$(1,554)	$(5,452)	$(2,559)	$(6,266)
Purchases of property and equipment	(1,593)	(1,127)	(5,733)	(2,755)
Free cash flow(1)	$(3,147)	$(6,579)	$(8,292)	$(9,021)
________________
(1)    Contributions to our employee stock purchase plan during the three months and year ended December 31, 2018 contributed $4.0 million and $6.3 million, respectively, to free cash flow.

Non-GAAP Loss from Operations and Non-GAAP Operating Margin	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2018	2017	2018	2017
Loss from operations	$(19,591)	$(11,623)	$(72,581)	$(40,760)
Stock-based compensation	8,669	2,257	22,875	7,760
Amortization of intangible assets	150	150	603	603
Non-GAAP loss from operations	$(10,772)	$(9,216)	$(49,103)	$(32,397)
Operating margin	(26)%	(21)%	(27)%	(22)%
Non-GAAP operating margin	(14)%	(17)%	(18)%	(17)%

Non-GAAP Net Loss, Non-GAAP Net Loss Per Share and Pro forma Non-GAAP Net Loss Per Share	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2018	2017	2018	2017
Net loss attributable to common stockholders	$(19,614)	$(11,862)	$(73,955)	$(41,785)
Accretion of Series A and B redeemable convertible preferred stock	—	193	434	763
Stock-based compensation	8,669	2,257	22,875	7,760
Tax impact of stock-based compensation(1)	(80)	(19)	(218)	(54)
Amortization of intangible assets(1)	150	150	603	603
Non-GAAP net loss	$(10,875)	$(9,281)	$(50,261)	$(32,713)

Net loss per share attributable to common stockholders, basic and diluted	$(0.21)	$(0.52)	$(1.38)	$(1.88)
Accretion of Series A and B redeemable convertible preferred stock	—	0.01	0.01	0.03
Stock-based compensation	0.09	0.10	0.42	0.35
Tax impact of stock-based compensation(1)	—	—	—	—
Amortization of intangible assets(1)	—	—	0.01	0.03
Non-GAAP net loss per share, basic and diluted	$(0.12)	$(0.41)	$(0.94)	$(1.47)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	92,187	22,827	53,669	22,211
Pro forma adjustment to reflect the assumed conversion of our convertible redeemable preferred stock as of the beginning of the period	—	55,386	31,107	55,386
Weighted-average shares used to compute pro forma non-GAAP net loss per share, basic and diluted	92,187	78,213	84,776	77,597

Pro forma non-GAAP net loss per share, basic and diluted	$(0.12)	$(0.12)	$(0.59)	$(0.42)
________________
(1)    The tax impact of stock-based compensation is based on the tax treatment for the applicable tax jurisdictions. There was no tax impact related to the amortization of intangible assets as it was incurred in the United States in periods in which we maintained a full valuation allowance.

Non-GAAP Gross Profit and Non-GAAP Gross Margin	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2018	2017	2018	2017
Gross profit	$62,822	$45,739	$224,193	$162,139
Stock-based compensation	824	114	1,707	281
Amortization of intangible assets	150	150	603	603
Non-GAAP gross profit	$63,796	$46,003	$226,503	$163,023
Gross margin	84%	85%	84%	86%
Non-GAAP gross margin	85%	85%	85%	87%

Non-GAAP Sales and Marketing Expense	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2018	2017	2018	2017
Sales and marketing expense	$47,380	$32,784	$173,344	$116,299
Less: Stock-based compensation	2,927	542	6,911	1,579
Non-GAAP sales and marketing expense	$44,453	$32,242	$166,433	$114,720
Non-GAAP sales and marketing expense % of revenue	59%	60%	62%	61%

Non-GAAP Research and Development Expense	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2018	2017	2018	2017
Research and development expense	$21,169	$15,633	$76,698	$57,673
Less: Stock-based compensation	2,210	426	5,804	1,782
Non-GAAP research and development expense	$18,959	$15,207	$70,894	$55,891
Non-GAAP research and development expense % of revenue	25%	28%	27%	30%

Non-GAAP General and Administrative Expense	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2018	2017	2018	2017
General and administrative expense	$13,864	$8,945	$46,732	$28,927
Less: Stock-based compensation	2,708	1,175	8,453	4,118
Non-GAAP general and administrative expense	$11,156	$7,770	$38,279	$24,809
Non-GAAP general and administrative expense % of revenue	15%	14%	14%	13%

Forecasted Non-GAAP Loss from Operations	Three Months Ended March 31, 2019		Year Ended December 31, 2019
(in millions)	Low	High	Low	High
Forecasted loss from operations	$(27.2)	$(26.2)	$(108.4)	$(103.4)
Forecasted stock-based compensation	10.0	10.0	48.0	48.0
Forecasted amortization of intangible assets	0.2	0.2	0.4	0.4
Forecasted non-GAAP loss from operations	$(17.0)	$(16.0)	$(60.0)	$(55.0)

Forecasted Non-GAAP Net Loss and Non-GAAP Net Loss Per Share	Three Months Ended March 31, 2019		Year Ended December 31, 2019
(in millions, except per share data)	Low	High	Low	High
Forecasted net loss	$(28.2)	$(27.2)	$(107.4)	$(102.4)
Forecasted stock-based compensation(1)	10.0	10.0	48.0	48.0
Forecasted amortization of intangible assets	0.2	0.2	0.4	0.4
Forecasted non-GAAP net loss	$(18.0)	$(17.0)	$(59.0)	$(54.0)

Forecasted net loss per share, basic and diluted	$(0.30)	$(0.29)	$(1.13)	$(1.08)
Forecasted stock-based compensation(1)	0.11	0.11	0.51	0.51
Forecasted amortization of intangible assets	—	—	—	—
Forecasted Non-GAAP net loss per share, basic and diluted	$(0.19)	$(0.18)	$(0.62)	$(0.57)

Forecasted weighted-average shares used to compute net loss per share, basic and diluted	93.2	93.2	95.1	95.1
________________
(1)    The tax impact of stock-based compensation is immaterial for purposes of this reconciliation.